SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 19, 2001


                                 TECHDYNE, INC.
             (Exact Name of Registrant as specified in its charter)



      Florida                      0-14659                       59-1709103
---------------------       ------------------------         -------------------
(State or other               (Commission File No.)            (IRS Employer
jurisdiction of                                                Identification
incorporation or                                                   Number)
organization)


                              2230 West 77th Street
                             Hialeah, Florida 33016
                                 (305) 556-9210
               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)





                                 Not Applicable
          (Former name or former address, if changed since last report)

Item  4.  Changes in Registrant's Certifying Accountant

     Effective September 19, 2001, the board of directors of Techdyne, Inc. (the "Company"), upon the recommendation of its audit committee, terminated its relationship with its independent accountants, Wiss & Company LLP ("Wiss") and engaged new independent accountants, PricewaterhouseCoopers, LLP, which firm will do the Company's annual audit for its 2001 fiscal year.

     Wiss's report on the Company's financial statements for the last two fiscal years ended December 31, 2000, contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended December 31, 2000, and subsequent interim period to the date of September 19, 2001, there were no disagreements with Wiss on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, nor any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the "SEC").

     The Company has provided Wiss with a copy of the disclosures as contained in this report and has requested Wiss to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in this report. The Company will file a copy of the letter from Wiss, once received, as an exhibit to the amendment to this report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TECHDYNE, INC.


Date:   September 25, 2001                    By:  /s/ Barry Pardon
                                                 ------------------------------
                                                   Barry Pardon, President